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                                                                   EXHIBIT 10.10
                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT made this 16th day of February, 1999 between CYBERSENTRY, INC., a Delaware corporation having an address at c/o Gerald Resnick, Esq. 420 East 64th Street, New York, New York 10021 (the "Company") and Hal Shankland, an individual residing at 412 East Madison Street, Suite 1200, Tampa, Florida 33602 (the "Executive").

                                   WITNESSETH:

      WHEREAS, the Executive has been employed for seven years as President of Telecommunications Service Center, Inc., a Florida corporation ("TSC"), which filed a voluntary petition for bankruptcy on May 8, 1998 with the United States Bankruptcy Court for the Middle District of Florida (the "Bankruptcy Court") seeking reorganization under Chapter 11 of the United States Bankruptcy Code;

      WHEREAS, pursuant to the Second Amended Plan of Reorganization (the "Plan") which is expected to be confirmed by the Bankruptcy Court, TSC and the Company have agreed to merge (the Merger") with the Company being the surviving corporation; and

      WHEREAS, upon the effective date of the Merger (the "Effective Date ") pursuant to the Agreement and Plan of Merger, dated as of January 22, 1999, between TSC and the Company (the "Merger Agreement"), in accordance with the Plan, the parties have agreed that the Executive shall be employed by the Company in accordance with the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

      1. Term of Agreement. The Company hereby employs the Executive, and the Executive agrees to serve the Company, for the period (the "Initial Term") commencing on the Effective Date and ending on December 31, 2001. Thereafter, this Agreement shall be automatically renewed for successive one year periods, unless either party hereto shall, not less than 60 days prior to any such renewal, provide written notice of non-renewal to the other party.

      3. Executive's Responsibilities. During the period of employment hereunder, the Executive shall serve as Senior Vice President and Secretary of the Company, as the Board of Directors may determine from time to time, and shall devote his full time and efforts to the business and affairs of the Company and its affiliates, use his best efforts to promote the business of the Company and its affiliates, and perform such related duties as shall be reasonably incidental or ancillary to the foregoing; provided, however, that at all times the Executive shall be subject to the general direction and authority of the Company's Board of
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Directors. The principal place of performance by the Executive of his duties hereunder shall be at the Company's Tampa, Florida office. The Executive agrees to travel to such other locations as the Company may reasonably request with respect to the performance by the Executive of his duties hereunder.

      4. Base Salary. In consideration of the services to be provided by him hereunder, the Executive shall receive an annual base salary (the "Base Salary") of $120,000. The Base Salary shall be subject to such annual increases, if any, as the Company's Board of Directors (or its compensation committee), in its sole and absolute discretion, shall determine to be appropriate from time to time. All compensation payable hereunder shall be payable in accordance with the Company's customary pay schedule and shall be subject to all applicable federal, state and local withholding tax and similar requirements.

      5. Options. During the period of his employment, Executive shall be entitled to participate in any incentive stock option plan of the Company and in any and all other executive incentive plans in which executives of the Company participate that are in effect on the Effective Date hereof and that may thereafter be adopted, including without limitation, any stock option, stock purchase or stock appreciation plans, or any successor plans, that may be adopted by the Company. In addition, on December 31 of each year during the period of his employment, but in no event beyond December 31, 2001 (each such date, a "Vesting Date"), Executive shall have the right to purchase up to 100,000 shares of the Common Stock of the Company. Such option right shall be exercisable for a period of 12 months from the applicable Vesting Date at the following prices: (i) with respect to the Vesting Date falling on December 31, 1999, at a price of $1.00 per share, and (ii) with respect to the other Vesting Dates, at a price equal to the Fair Market Value of such shares. For purposes of this paragraph, Fair Market Value shall mean the average of the reported closing prices of the Common Stock of the Company, as reported on the stock exchange or over the counter market on which it is traded, on the last five trading days prior to the applicable Vesting Date.

      6. Severance.

            (a) In the event this Agreement shall be terminated (other than a voluntary termination by the Executive) at any time during the Initial Term, including without limitation, any termination by reason of death or Total Disability (as hereinafter defined), but excluding any termination by the Company for Cause (as hereinafter defined), the period of employment hereunder shall terminate as of such date of termination, or the date of such death or Total Disability, as the case may be, and the Executive, or his heirs, estate or representative, as the case may be, shall continue to be entitled to receive, if the effective date of termination is prior to December 31, 2001, the then prevailing Base Salary until December 31, 2001. Except as set forth above, the Executive shall be entitled to no other compensation or benefits.


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            (b) As used herein, "Total Disability" shall mean an illness or other physical or mental disability which shall cause the Executive to be unable to perform or render the services contemplated hereunder for a period of 60 consecutive days, or 90 non-consecutive days, during any 12 month period during the term of his employment.

            (c) As used herein, the term "Cause" means (a) willful or deliberate failure by the Executive to perform his duties to the Company, (b) grossly incompetent performance by the Executive of his duties to the Company, (c) dishonesty in the performance of the Executive's duties, (d) the Executive engaging in conduct materially injurious to the Company, including, but not limited to, fraud and breaches of trust, (e) the Executive violating any written policies or procedures of the Company or failing to follow the written directions or instructions of the Company's Board of Directors, or (f) any intentional, willful or reckless (as defined under applicable law) misappropriation or misuse by the Executive of any property or confidential or proprietary information of the Company for his personal gain or that of others.

            (d) The Company reserves the right to terminate the employment of the Executive hereunder at any time for Cause (as defined above), in which event the period of his employment shall terminate as of such date of termination, and the Executive shall be entitled to receive the then Base Salary hereunder until such date of termination and shall, to the extent permitted by law, forfeit all other rights, benefits and privileges hereunder or to which he may otherwise be entitled.

      7. Benefits. (a) During the term of his employment, the Executive shall be entitled to participate in any health insurance, pension, profit sharing, life insurance and any other employee benefit plans, including without limitation, any stock option plan or other equity participation plan (collectively, "Benefit Plans") that the Company presently has in effect or may in the future establish and maintain for the benefit of its employees generally.

      The Company makes no representation, and shall have no obligation or responsibility, to provide, maintain or establish or to continue to provide, maintain or establish, any Benefit Plan of any kind and shall be free to amend, modify or supplement any of the terms, provisions or conditions for eligibility thereunder in accordance with the terms thereof. The terms and provisions of any Benefit Plan shall not be deemed incorporated in, or part of, this Agreement or otherwise constitute an agreement or binding arrangement between the Executive and the Company or any affiliate thereof.

            (b) During the term of his employment, the Executive shall be reimbursed by the Company for all travel and entertainment expenses reasonably incurred by him in the performance of his duties hereunder; provided, however, the Executive shall faithfully comply with all administrative policies and procedures as the Company may establish from time to time. Executive shall be entitled to an automobile allowance not to exceed $500 per month, which allowance shall terminate upon termination of this Agreement.


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      8. Covenants. The Executive agrees that during the term of his employment hereunder, he will:

            (a) not sell or transfer any shares of the Company's common stock or preferred stock except in accordance with Rule 144 under the Securities Act of 1933; provided, however, that in the event Executive voluntarily terminates his employment with the Company prior to December 31,2001, he shall not sell or transfer any shares of the Company's common stock or preferred stock without the prior written approval of the Board of Directors;

            (b) conform to and abide by the rules and regulations of the Company, as the same may be in effect from time to time;

            (c) neither directly nor indirectly be employed by, or represent or serve as an agent of, any other person, firm or corporation, except as otherwise permitted in Section 12(b) hereunder;

            (d) offer products or merchandise of the Company at prices or upon terms other than those authorized by the Company, from time to time;

            (e) except as may arise in connection with the performance of his services hereunder, enter into any agreement on behalf of the Company for payment of any money or the performance of any obligation, or make any warranty, representation or commitment on behalf of the Company;

            (f) maintain all records in accordance with all procedures established from time to time by the Company; and

            (g) not sign for or on behalf of the Company with respect to any instrument or undertaking which would cause the Company to incur any obligation or liability in excess of $10,000, without the prior written approval of the Board of Directors.

      9. Prior Emplovment. The Executive represents and warrants that he is not subject to any non-compete agreement, restrictive covenant or other agreement of any kind which in any way restricts his ability to perform the services contemplated hereunder. The Executive further represents and warrants that during the term of his employment by the Company, he will not disclose to the Company any trade secrets, confidential information or other proprietary information of any prior employer (other than the Company).

      10. Confidential Information.

            (a) The Executive shall not at any time, whether during or after the period of employment hereunder, except as properly required in the conduct of the business of the Company


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or except as authorized in writing by the Company, use, publish, disclose or authorize anyone else to use, publish or disclose, whether directly or indirectly, any Confidential Information (as hereinafter defined) or any other secret or confidential matter relating to any aspect of the business of the Company, and the Executive shall hold the foregoing in trust for the sole benefit of the Company.

            (b) As used herein, the term "Confidential Information" shall mean
(i) any plan, proposal, suggestion, program, project or idea related to goods or services of the type now or hereafter offered by the Company, including any modification thereof, regardless of whether such plan, proposal, suggestion, program, project or idea has been acted upon by the Company or remains unused in any form or (ii) any information about the Company's plans, products, processes or services, including without limitation, any information relating to development, purchasing, accounting, marketing, merchandising, billing, customers, vendors, suppliers, contact persons, activity patterns, preferences or other practices, procedures or services not generally known in the Company's industry (or any industry in which the Company may become engaged) and which is developed by, disclosed to or becomes known to the Executive as a consequence of or in connection with his employment by the Company (whether prior to or after the date hereof).

            (c) Notwithstanding the foregoing, the term "Confidential Information" shall not include information (i) generally known and publicly available other than as a result of a breach of this Agreement by the Executive or (ii) disclosed pursuant to legal process or as required by law. In the event of a breach or threatened breach by the Executive of the provisions of this Section, the Company shall, in addition to any other remedies available at law, be entitled to equitable and injunctive relief restraining the Executive from disclosing, in whole or in part, any Confidential Information.

            (d) A violation of the provisions of this Section 10 shall entitle the Company to terminate the employment of the Executive for Cause as provided above.

      11. Restrictive Covenant

      As an inducement to cause the Company to enter into the Merger and to consummate the transactions contemplated by the Merger Agreement and to protect the business of the Company, the Company shall have the option (the "Option") to require the Executive to refrain from engaging in any Competing Business (as defined below) during the Restricted Period (as defined below). The Option shall be exercisable by the Company upon (i) written notice to the Executive within 60 days of the termination of his employment by the Company, and (ii) payment by the Company to the Executive within 10 days after the giving of such notice, of an amount equal to Executive's then prevailing Base Salary in effect at the time of such termination .

      Upon receipt of the written notice and payment referred to above, Executive hereby covenants and agrees that during the period commencing on the Effective Date and ending one year


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after the date on which the Executive's employment with the Company is terminated (such period being referred to herein as the "Restricted Period"), the Executive will not engage in any one or more of the following (a "Competing Business"), except on behalf of the Company or in connection with his duties hereunder:

            (i) sell or solicit, directly or indirectly, either for himself or in any capacity on behalf of any other person, firm, corporation or other entity (" Person"), any Person which is or was a customer or prospect of the Company or any affiliate thereof with respect to any products, goods or services which are the same as or similar to the products, goods or services offered or contemplated to be offered by the Company;

            (ii) solicit, induce or influence any customer, supplier, client, lender, lessor or any other Person which has a business relationship with the Company or any affiliate to discontinue or reduce the extent of such relationship;

            (iii) recruit, solicit or otherwise induce or influence any person who is employed by the Company or any affiliate in any management, executive, supervisory, sales, marketing or administrative capacity (herein, a "Key Emplovee") to discontinue or terminate such employment;

            (iv) employ or seek to employ or cause any other Person to employ or seek to employ any Key Employee; or

            (v) engage, directly or indirectly, in any capacity, whether as agent, principal, employee, officer, director, partner, member, lender, investor, consultant, advisor or otherwise, in any activity, occupation, business or enterprise in the United States which is similar to the business engaged in or contemplated to be engaged in by the Company.

      The foregoing shall not restrict the Executive from owning up to 1% of any Person whose shares of capital stock or equity interests are registered under the Securities Exchange Act of 1934, as amended, and publicly traded on a national securities exchange.

      12. Outside Employment.

            (a) The Executive agrees that, in order to meet the requirements of undivided loyalty which is basic to this Agreement, he will not, while employed hereunder, communicate, deal or negotiate, or seek to communicate, deal or negotiate, directly or indirectly, with any Person with a view to or relating to the employment of the Executive at any time thereafter by any Person other than the Company; provided, however, that, subject to the full and complete compliance by the Executive with the provisions of Section 10 and 11 hereof, such prohibition shall not apply to communications, dealings or negotiations had or engaged in by the Executive during any period following the giving of notice of termination of the period of employment under this Agreement by


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either party to the other or during the 60 day period prior to the termination of the period of employment hereunder, whether such termination is at the end of the initial period of employment hereunder or any period thereafter. A violation of the provisions of this Section 12 shall entitle the Company to terminate the employment of the Executive for Cause as set forth above.

            (b) The provisions of this Section shall not prohibit the Executive from engaging in other pursuits and activities during the term of his employment hereunder, provided that such pursuits and activities (i) do not interfere with the performance by the Executive of his duties hereunder and (ii) do not constitute a Competing Business.

      13. Amendment to or Violation of Restrictive Covenant.

            (a) In the event that the provisions of Section 11 hereof should ever be deemed to exceed the time or geographic limitations or any other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum permitted by applicable law. The parties expressly agree that the provisions of each clause set forth in Section 11 hereof are severable and independent of each other and any finding or determination as to the validity or enforceability of any particular clause shall not affect or impair the validity or enforceability of any other clause therein.

            (b) The Executive acknowledges and agrees that the restrictions and provisions contained in Sections 10 and 11 herein are reasonable and necessary to protect the legitimate interests of the Company, that the Company would not have consummated the transactions contemplated by the Merger Agreement nor would the Company have entered into this Agreement in the absence of such restrictions, that any violation of such restrictions and provisions will result in irreparable injury to the Company, that the remedy at law for any breach of the foregoing restrictions will be inadequate, and that, in the event of any such breach, the Company, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

      14. Entire Agreement; Amendments: Waiver. This Agreement constitutes the whole agreement between the parties hereto with respect to the matters set forth herein and supersedes and replaces any and all prior agreements and understandings, including without limitation, any prior employment agreements or understandings, and there are no terms other than those contained or incorporated by reference herein. No amendment, modification or variation hereof shall be deemed valid unless in writing and signed by the parties hereto, and no discharge of the terms hereof shall be deemed valid unless by full performance by the parties hereto or by a writing signed by the parties hereto. No waiver by a party hereto of any breach by the other party hereto of a provision


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or condition of this Agreement by him or to be performed shall be deemed a waiver of the breach of a similar or dissimilar provision or condition at the same time or any prior or subsequent time or of the provision or condition itself.

      15. Notice. All notices relating to this Agreement shall be in writing and shall be deemed to have been given when delivered by hand, courier, facsimile transmission or mail, addressed to the address of the other party stated above, or to such changed address as the party may fix by notice; provided, however, that any notice of change of address shall be effective only upon receipt.

      16. Successors. Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and the Executive, its heirs, executors, administrators and legal representatives, provided that the obligations of the Executive hereunder may not be delegated to any other person or entity.

      17. Severability. The invalidity or unenforceability of any provision hereof or of the application of any provision hereof to any circumstances shall in no way effect the validity or enforceability of any other provision or the application of such provision to any other circumstances.

      18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as if this Agreement was made, and to be performed, entirely within the State of New York.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year above written.

                                          CYBERSENTRY, INC.


                                          By: /s/ Gerald Resnick
                                              --------------------------------
                                              Name: Gerald Resnick
                                              Title: President


                                          /s/ Hal Shankland
                                          ------------------------------------
                                          HAL SHANKLAND


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